Wachovia Capital Markets, LLC
301 South College Street,
Charlotte, NC 28288

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                                                             WACHOVIA SECURITIES

December 23, 2003

Citigroup Global Markets Inc.,
390 Greenwich Street, First Floor
New York, NY 10013
Attention: John Dankel
Fax: (212) 723-8539

Re: Affordable Residential Communities LP $125 million 3-year Senior Secured
Revolving Credit Facility (the "Facility")

Ladies and Gentlemen:

Wachovia Bank, National Association (the "Bank") is pleased to commit to
Affordable Residential Communities LP (the "Borrower" or the "Company") to
provide a portion of the above referenced Facility, for which Citigroup Global
Markets Inc. and Merrill Lynch & Co. will act as Joint Lead Arrangers and Joint
Book Running Managers. Citigroup North America will act as Administrative Agent and Merrill Lynch & Co. as Syndication Agent, in the aggregate amount provided below and substantially on the terms and conditions set forth in the Summary of
Terms and Conditions attached to the Confidential Information Memorandum dated
November, 2003 (as later amended to a secured facility). Our proposed offered commitment amount ("Offered Commitment Amount") is $15 million.

The Bank acknowledges that it has, independently and without reliance upon
Citigroup Global Markets Inc. and Merrill Lynch & Co. (together, the
"Arrangers") or any of their affiliates, or any other bank, and based on the financial statements of Affordable Residential Communities LP, information as it has deemed appropriate, made its own credit analysis and decision to enter into this commitment.

The Bank also acknowledges that entering into the Facility is subject to:

         1)   satisfactory documentation substantially on the terms and
              conditions set forth in the Summary of Terms and Conditions, including review of additional covenants and definitions not detailed in the Summary of Terms and Conditions;

         2)   voting rights with regard to collateral advance rates,
              limitations, definitions, and valuation will be subject to 100%
              lender vote, all other changes 66 2/3rds% lender vote;

         3)   Bank's review and approval of the documentation evidencing the
              $225 million debt to support the Borrower's in-park consumer finance program.

The Arrangers, or any of their affiliates, shall have no liability or responsibility to the Bank if such Facility is not entered into.

The Bank understands and agrees that the proposed Offered Commitment Amount is subject to acceptance by Affordable Residential Communities LP and the
Arrangers, that the Offered Commitment Amount may be reduced by Affordable
Residential Communities LP and the Arrangers, and that the Arrangers will notify the Bank by December 9, 2003, or such other date as selected by Affordable
Residential Communities LP and the Arrangers, of the amount of the Bank's accepted commitment ("Allocated Commitment").

                                                     Very truly yours,

                                                     /s/ David Hoagland
                                                     ------------------
                                                     Vice President